UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2026

RANK ONE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-43137	47-3970528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Broadway, Suite 1200, Denver, Colorado 80203

(Address of principal executive offices, including zip code)

(303) 317-6118

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ROC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2026, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) of Rank One Computing Corporation (the “Company”), the Company’s Board of Directors (the “Board”) appointed Dr. Anil Jain as a member of the Board, effective as of October 5, 2026, to fill the vacancy resulting from an increase in the size of the Board from eight to nine directors.

The Board has determined that Dr. Jain qualifies as an “independent director” as defined under Nasdaq Rule 5605(a)(2). Dr. Jain has not been appointed to any committee of the Board at this time and will serve as a director until the Company’s next annual meeting of shareholders or until his successor is duly elected or appointed and qualified, or until his earlier death, resignation, or removal.

Dr. Anil Jain, age 78, has served as University Distinguished Professor and Douglas E. Zongker Endowed Professor in the Department of Computer Science and Engineering at Michigan State University in East Lansing since 1974. From March 2021 through August 2026, Dr. Jain served as an Amazon Scholar (20% appointment) at Amazon.com, Inc. Dr. Jain is an expert in pattern recognition, computer vision and biometrics, is a member of the U.S. National Academy of Engineering, and has served on the Defense Science Board and the Forensic Science Standards Board. He earned a B.Tech. in Electrical Engineering from the Indian Institute of Technology, Kanpur, India, an M.S. in Electrical Engineering from The Ohio State University, and a Ph.D. in Electrical Engineering from The Ohio State University. Dr. Jain does not currently serve, and has not during the past five years served, as a director of any other public company.

The Company believes that Dr. Jain’s extensive academic and research background as well as his experience in the biometrics and computer vision industry make him qualified to serve on our Board.

In connection with his appointment, Dr. Jain will receive compensation in accordance with the Company’s director compensation program, consisting of an annual equity retainer of $50,000 in the form of restricted stock units granted under the Company’s 2026 Equity Incentive Plan, the first of which will be granted on December 1, 2026, and an annual cash retainer of $12,500, each prorated for the portion of the fiscal year remaining as of October 5, 2026. Since September 1, 2026, Dr. Jain has provided technical advisory services to the Company under an Advisor Agreement, pursuant to which he receives an advisory fee of $30,000 per year, payable quarterly in arrears, and reimbursement of pre-approved expenses. The Advisor Agreement has an initial term of one year, renews automatically for successive one-year terms, and may be terminated by either party on 30 days’ notice. The Board considered the Advisor Agreement in making its independence determination. Other than the Advisor Agreement, Dr. Jain has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Dr. Jain and any other persons pursuant to which he was selected as a director, and Dr. Jain has no family relationship with any director or executive officer of the Company. The Company will also enter into its standard form of Director Indemnification Agreement with Dr. Jain, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2026.

Item 7.01 Regulation FD Disclosure.

On October 6, 2026, the Company issued a press release announcing the appointment of Dr. Anil Jain to the Board. Pursuant to Regulation FD, the press release is furnished with this Current Report as Exhibit 99.1.

The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Rank One Computing Corporation, dated October 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANK ONE COMPUTING CORPORATION

Date:	October 6, 2026

By:	/s/ B. Scott Swann
Name:	B. Scott Swann
Title:	Chief Executive Officer

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